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                                Exhibit No. 11

                Statement of Computation of Earnings Per Share


                                                             Three Months Ended
                                         ----------------------------------------------------------
(In thousands,                                March 31, 1995                     March 31, 1994
  except per share data)                 -----------------------            -----------------------
                                                        Earnings                           Earnings
                                         Shares        Per Share            Shares        Per Share
                                         ------        ---------            ------        ---------
PRIMARY EARNINGS PER SHARE

  Average shares outstanding             81,740                             79,409
  Common stock equivalents for
   stock options                            408                                438
                                         ------                             ------
    Primary Earnings per share           82,148          $0.57              79,847         $0.51
                                         ======          =====              ======         =====

FULLY DILUTED EARNINGS PER SHARE

  Average shares outstanding             81,740                             79,409
  Common stock equivalents for
   stock options and convertible
   debentures                               534                                648
                                         ------                             ------
    Fully diluted earnings per share     82,274          $0.57              80,057         $0.51
                                         ======          =====              ======         =====



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